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                                                                    Exhibit 12.1

                             Roper Industries, Inc.
                Computation of Ratio of Earnings to Fixed Charges

                                                                              Year Ended
                                                                              December 31,  Six Months Ended
                                            Fiscal Year Ended October 31,         (1)           June 30,
                                        ------------------------------------  ------------  ----------------
                                         1999     2000      2001      2002        2003       2003     2004
                                        -------  -------  --------  --------  ------------  -------  -------
Ratio of Earnings to Fixed Charges          8.4      5.7       5.7       5.4           4.3      4.6      4.8
                                        =======  =======  ========  ========  ============  =======  =======

Earnings Computation:

      Income from continuing
        operations before income taxes  $72,566  $76,386  $ 88,865  $ 96,327  $     66,290  $37,684  $59,976

      Add: Fixed Charges (2)              9,766   16,313    19,017    22,076        20,254   10,570   15,976

                                        -------  -------  --------  --------  ------------  -------  -------
      Equals: Earnings as defined       $82,332  $92,699  $107,882  $118,403  $     86,544  $48,254  $75,952
                                        =======  =======  ========  ========  ============  =======  =======

(2) Fixed Charges Computation:

      Interest expense and
        amortization of debt
        issuance costs                  $ 7,254  $13,483  $ 15,917  $ 18,506  $     16,384  $ 8,635  $13,739

      Add: Estimated interest
        portion of rental expense
        charged to income
        (one-third of rent expense)       2,512    2,830     3,100     3,570         3,870    1,935    2,237

                                        -------  -------  --------  --------  ------------  -------  -------
      Equals: Fixed Charges as defined  $ 9,766  $16,313  $ 19,017  $ 22,076  $     20,254  $10,570  $15,976
                                        =======  =======  ========  ========  ============  =======  =======

(1) On August 20, 2003, the Board of Directors of the Company approved a change in the date of the Company's year end from October 31 to December 31.